UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

January 12, 2009

Date of Report (Date of earliest event reported)

RENASANT CORPORATION

(Exact name of registrant as specified in its charter)

Mississippi	001-13253	64-0676974
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

209 Troy Street, Tupelo, Mississippi 38804

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (662) 680-1001

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02     Results of Operations and Financial Condition.

On January 16, 2009, Renasant Corporation (the “Company”) issued a press release announcing its intent to increase its provision for loan losses for the fourth quarter of 2008. The press release is furnished as Exhibit 99.1 to this Form 8-K.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On January 12, 2009, the Company delivered notice to Larry R. Mathews that his current employment agreement would not be renewed upon the expiration of its term on December 31, 2009. The Company currently expects that Mr. Mathews will remain employed with the Company as an Executive Vice President following the termination of his employment agreement.

Item 9.01     Financial Statements and Exhibits.

(d) The following exhibit is furnished herewith:

Exhibit No.	Description

99.1	Press release dated January 16, 2009 issued by Renasant Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENASANT CORPORATION

Date: January 16, 2009	By:	/s/ E. Robinson McGraw
E. Robinson McGraw
Chairman, President and Chief Executive Officer